Exhibit 32

SECTION 1350 CERTIFICATIONS

We, Lei Gu, Chief Executive Officer and Anthony K. Chan, Chief Financial Officer, of Zoom Technologies, Inc., a Delaware corporation (the "Company"), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to the best of our knowledge:

1. the Quarterly Report on Form 10-Q of the Company for the period ended March 31, 2013 (the "Report") fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 20, 2013

/s/ Lei Gu
Lei Gu
Chief Executive Officer

and

/s/ Anthony K. Chan
Anthony K. Chan
Chief Financial Officer

The material contained in Exhibit 32.0 is not deemed "filed" with the SEC and is not to be incorporated by reference into any filing of the Registrant under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.